Internal Use 4th Quarter Earnings January 16, 2026 Exhibit 99.3

2025 Overview

Continue to deliver consistent, sustainable long-term performance

GENERATING Consistent Sustainable Long-term Performance

Key Performance Metrics	4Q25		FY25	
	Reported	*Adjusted*[1]	*Reported*	*Adjusted*[1]
Net Income Available to Common Shareholders	$514M	$504M	$2,061M	$2,090M
Diluted Earnings Per Share	$0.58	$0.57	$2.30	$2.33
Total Revenue	$1,921M	$1,921M	$7,526M	$7,576M
Non-Interest Expense	$1,098M	$1,112M	$4,313M	$4,331M
Pre-Tax Pre-Provision Income[1]	$823M	$809M	$3,213M	$3,245M
Efficiency Ratio	56.8%	57.5%	56.9%	56.8%
Net-Charge Offs / Avg Loans	0.59%	0.59%	0.53%	0.53%
Return on Average Tangible Common Equity[1]	17.17%	16.84%	18.25%	18.51%

Highlights

- Consistently generating top-quartile returns in our peer group[2]
- Achieved a record year in Wealth Management and Treasury Management, with Capital Markets delivering its second best year on record, while maintaining disciplined expense management, driving positive operating leverage, and returning capital to shareholders
- Advanced modernization initiatives, making significant progress toward a true modern core platform
- Delivered a high-performing native mobile app with a 4.9 out of 5 star rating, enhancing customer experience
- Invested in critical capabilities, including authentication, data governance, real-time data, and AI to strengthen security, enhance the customer experience, support growth, and improve efficiency
- Building momentum heading into 2026 and beyond

(1) Non-GAAP, see appendix for reconciliation. In certain instances no adjustments have been made and the resulting "adjusted" figure is therefore equal to the reported amount and no reconciliation has been provided. (2) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

REGIONS | 2

Loans

Momentum building as headwinds ease

GENERATING Consistent Sustainable Long-term Performance

Average Loans & Leases


($ in billions)
$96.4
$96.6
$95.7
$33.2
$32.8
$32.6
$63.2
$63.8
$63.1
4Q24
3Q25
4Q25

Ending Loans & Leases


($ in billions)
$96.7
$96.1
$95.6
$33.2
$32.7
$32.6
$63.5
$63.4
$63.0
4Q24
3Q25
4Q25
Consumer Loans
Business Loans

QoQ Highlights & Outlook

- Avg and ending loans were relatively stable
- Avg business loans decreased 1%, while average consumer loans decreased 0.4%
- Throughout 2025, modestly improving loan demand was offset by $1.4B of strategic runoff primarily in leveraged lending, $770M of continued resolutions within portfolios of interest, and $2.6B refinanced through the capital markets; these same 4Q25 linked quarter declines were $420M, $180M and $670M, respectively
- Large corporate refinancing activity into the capital markets remained elevated during 2025
- Client sentiment has improved throughout 2025 with strengthening loan pipelines (+55% YoY) and line commitments (+~$2.5B YoY), supported by excess corporate liquidity beginning to normalize
- Significant progress on banker hiring to drive growth; Priority market investments delivered over 40% of new corporate client growth in 2025
- Expect FY26 average loan balances to be up low single digits compared to 2025, reflecting a return toward more normal growth levels

REGIONS | 3

Deposits

Disciplined deposit growth with improving mix and costs

GENERATING
Consistent Sustainable Long-term Performance

Average Deposits by Segment

($ in billions)


$126.5
$3.1
$7.5
$37.4
1.47%
$78.5
4Q24
$129.6
$2.9
$7.3
$39.7
1.39%
$79.7
3Q25
$129.9
$2.4
$7.8
$40.2
1.29%
$79.5
4Q25

Ending Deposits by Segment

($ in billions)


$127.6
$2.9
$7.7
$38.4
$78.6
4Q24
$130.3
$2.6
$7.6
$40.4
$79.7
3Q25
$131.1
$2.2
$8.3
$40.4
$80.2
4Q25
Consumer Bank
Wealth Mgt
Corporate Bank
Other(1)
Total Deposit Costs(2)

QoQ Highlights & Outlook

- Ending balances increased 0.6%, supported by strong client acquisition and retention
- Avg deposits were relatively flat, modestly outperforming typical YE seasonality, particularly in consumer banking where declines are common ahead of tax season
- Total deposit costs declined, driven primarily by CD maturities and mix shift to money market
- Commercial client-managed liquidity modestly declined primarily due to off-balance sheet liquidity after five quarters of growth; NIB mix stable in the low 30% range
- Expect FY26 avg balances to be up low single digits compared to 2025

(1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits). (2) IB deposit costs were 1.85%, 2.01%, and 2.13% in 4Q25, 3Q25, and 4Q24, respectively.

REGIONS | 4

5 4Q NII and NIM Drivers • NII increased 2% QoQ; NIM increased 11bps to 3.70% • New production fixed-rate asset yields continue to benefit from elevated long-term interest rates ◦ Added $3.5B of forward starting hedges beginning throughout 2026 to lock in portion of expected future loan/securities rate levels • Positives from larger than anticipated seasonal HR asset dividend and credit recovery not expected to persist • Well protected from short-term rate declines given hedging and ability to manage deposit costs lower ◦ 4Q interest-bearing deposit cost = 1.85% (-16bps QoQ) ◦ 4Q interest-bearing deposit beta = 36%(3) (falling cycle beta = 33%(4)) $1,257 $1,281 Market Rate Impacts - fully protected from Fed cuts NII & Margin Performance Well protected balance sheet with growth from balance sheet repricing (1) Floating product repricing includes contractual loan, cash and borrowings repricing. (2) Fixed asset turnover includes the benefits of loan and securities production at higher market rates than maturities, securities premium amortization net discount accretion, and the 3Q25 securities repositioning. (3) Measuring quarterly average yields/costs from 3Q25 to 4Q25. (4) Using a starting point of 3Q24 interest-bearing deposit costs and peak Fed Funds of 5.50%. +10bps +5bps+1bps +$34M +$16M-$4MNII NIM -$48M -14bps $1,243 $1,269 $1,294 3.55% 3.59% 3.70% 4Q24 3Q25 4Q25 NII NIM +$24M FTE NII and NIM ($ in millions) NII Attribution ($ in millions) +$5M +1bps +11bps+3bps +$11M +3bps +$10M 2.34% 2.13% 2.02% 1.99% 2.01% 1.85% 2.37% 2.00% 1.78% Qtrly Int-Bearing Rates Mnthly Int-Bearing Rates 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1.70% 1.80% 1.90% 2.00% 2.10% 2.20% 2.30% 2.40% Fixed Asset Turnover(2) Deposit Cost / Balance 4Q25 3Q25 Credit Recoveries/ Other HedgesLoan Balances Floating Product Repricing(1) Seasonal HR Asset Dividend Interest-bearing Deposit Cost Trend Cash Balance -$0M +2bps

2026 NII[1] Expected Range and Assumptions

NII expected to grow in 2026 under a wide range of possible outcomes

GENERATING Consistent Sustainable Long-term Performance

Expectation: Full-year 2026 NII to grow between 2.5 – 4%, with fixed-rate asset turnover, funding cost management, and loan growth as the primary drivers

- 1Q26 NII expected to decline by 1 – 2% vs 4Q25, from day count and non-recurring items offset by balance sheet repricing tailwinds
- 1Q26 NIM expected to be mostly stable ~3.70%, with negatives from non-recurring items being offset by day count benefits
- Positive NIM trend expected to continue, reaching low/mid 3.70%s by 4Q26



Net Interest Income Trend ($M)
Anticipated continuation of long-term growth trajectory after post-pandemic normalization
$5,000
$4,000
$3,000
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
NII
2026 NII Guidance Range

+4% Upper End

- Higher long-term interest rates / steeper yield curve (10-year 4.60% and above); widening asset spreads
- Accelerating loan and/or deposit balance growth
- Falling rate deposit beta above mid-30%s; increasing non-interest bearing deposit mix

Current Outlook

- ~4.10% 10-year U.S. Treasury yield and between zero and three fed funds cuts in 2026
- Full year average loan balances up low single digits and deposit balances up low single digits
- Mid-30%s interest-bearing deposit beta; Non-interest bearing deposit mix stable in the low-30%s

+2.5% Lower End

- Lower long-term interest rates / flatter yield curve (10-year below 3.60%); tightening asset spreads
- Declining loan and/or deposit balances
- Falling rate deposit beta below mid-30%s; decreasing non-interest bearing deposit mix

(1) NII represents non-FTE Net Interest Income.

REGIONS | 6

Non-Interest Income

GENERATING Consistent Sustainable Long-term Performance

Non-Interest Income
($ in millions)


$585
$659
$640
4Q24
3Q25
4Q25

Adj. Non-Interest Income[1]
($ in millions)


$615
$684
$640
4Q24
3Q25
4Q25

($ in millions)	4Q25	Change vs 3Q25	Change vs 4Q24
Service Charges – Consumer[2]	$101	2.0%	3.1%
Service Charges – Corporate[3]	$61	—%	8.9%
Wealth Management Income	143	2.9%	13.5%
Card and ATM Fees	123	0.8%	8.8%
Capital Markets (Ex CVA/DVA)	80	(23.1)%	(18.4)%
Mortgage Income	32	(15.8)%	(8.6)%

QoQ Highlights & Outlook

- NIR decreased 3% on a reported basis and 6% on an adjusted basis,[1] reflecting quarter-specific impacts across several categories
- Service charges increased 2%, inclusive of annual record TM results and growth in consumer checking and small business and commercial operating accounts
- Wealth Management generated record income for the year and a fourth consecutive quarter, increasing 3%, driven by elevated sales activity and a favorable market backdrop
- Card and ATM fees increased 1% from seasonally higher activity
- Capital Markets (Ex CVA) decline reflects postponed M&A transactions, seasonally lower loan syndication and securities underwriting activity, while commercial swap and real estate agency volumes were impacted by the temporary government shutdown; Expect quarterly revenue range of $90 – $105M, with 1Q26 expected toward the lower end of range and improvement through the year
- Expect FY26 adjusted non-interest income to grow 3 – 5% vs 2025 [4]

(1) Non-GAAP; see appendix for reconciliation. (2) Consumer overdrafts typically represent approximately half of these amounts each quarter. (3) The majority of these amounts relate to Treasury Management (TM) activities and typically represent approximately two-thirds of total TM revenue each quarter. (4) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.

REGIONS | 7

Non-Interest Expense

GENERATING
Consistent Sustainable Long-term Performance

Non-Interest Expense

($ in millions)



$1,038
$1,103
$1,098
56.8%
57.2%
56.8%
4Q24
3Q25
4Q25
Non-interest expense
Efficiency ratio

Adj. Non-Interest Expense[1]

($ in millions)



$1,029
$22
$1,111
$1,112
55.4%
56.9%
57.5%
4Q24
3Q25
4Q25
Adjusted non-interest expense (1)
Incremental operational losses
Adjusted efficiency ratio (1)

Adj. Non-Interest Expense[1]

($ in millions)



2.8% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
$3,886
$4,262
$135
$4,227
$22
$4,331
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Adjusted non-interest expense (1)
Include expenses associated with acquisitions (2)
Incremental operational losses

QoQ Highlights & Outlook

- NIE remained stable on a reported basis and on an adjusted[1] basis
- Salaries & benefits decreased 1%, primarily due to lower market value adjustments on employee benefit liabilities and reduced revenue-based incentive compensation
- FDIC insurance assessments decreased 80% following an FDIC update to special assessments, partially offset by increases in occupancy and equipment & software expenses from ongoing investments
- Expect FY26 adjusted NIE (inclusive of investments) to be up 1.5 – 3.5%; Anticipate generating FY positive operating leverage [3]

(1) Non-GAAP; see appendix for reconciliation. (2) 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and Clearsight Advisors. (3) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.

REGIONS | 8

9 QoQ Highlights & Outlook • 4Q annualized NCOs increased 4bps to 59bps, reflecting material progress in resolutions within previously identified portfolios of interest reserved for in prior periods • Business services criticized and total NPLs declined 9% and 8%, respectively, as upgrades outpaced downgrades; NPL ratio declined 6bps to 73bps • Provision of $115M, resulting allowance for credit losses decreased $27M; ACL ratio declined 2bps to 1.76%, while coverage of NPLs increased to 242% • Expect FY26 NCOs to be between 40 - 50bps Asset Quality Credit performance improving; metrics tracking favorably $1,729 $1,713 $1,686 1.79% 1.78% 1.76% 186% 226% 242% ACL ACL/Loans ACL/NPLs 4Q24 3Q25 4Q25 $119 $135 $142 0.49% 0.55% 0.59% NCOs NCOs Ratio 4Q24 3Q25 4Q25 $928 $758 $698 0.96% 0.79% 0.73% NPLs - excluding LHFS NPL/Loans 4Q24 3Q25 4Q25 (1) $ in Millions. Net Charge-Offs(1) Allowance for Credit Losses (ACL)(1) Non-Performing Loans (NPLs)(1)

Capital and Liquidity

Managing capital flexibility to support growth and shareholder returns

GENERATING
Consistent Sustainable
Long-term Performance

Tier 1 Capital Ratio(1)



12.2%
12.0%
11.9%
4Q24
3Q25
4Q25

Common Equity Tier 1 Ratio(1)



10.8%
10.9%
10.8%
4Q24
3Q25
4Q25

Total Liquidity Sources

Position ($B) as of		3Q25		4Q25
Cash at the Federal Reserve(2)	$	9.0	$	7.7
Unencumbered Investment Securities(3)		26.2		26.3
Federal Home Loan Bank Availability		10.2		11.1
Discount Window Availability		23.1		22.8
Total	$	68.5	$	67.9

QoQ Highlights & Outlook

- Declared 4Q common dividends of $231M and executed $430M in share repurchases
- Dividend payout target of 40-50% of earnings
- 4Q25 CET1 inclusive of AOCI was 9.6%(1)(6); in near term, expect to manage CET1 (inclusive of AOCI) around the mid-point of our 9.25 – 9.75% operating range(4)
- Common book value per share of $20.36 and tangible common book value per share(4) of $13.75, a 14.6% and 20.4% increase respectively YoY
- Total Liquidity Sources well above required levels as informed by internal liquidity stress testing
- Including capacity at the discount window, liquidity to uninsured deposits ratio is ~182%(5)

(1) Current quarter ratios are estimated. (2) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (3) Unencumbered Investment Securities comprise securities that are eligible as collateral for secured transactions through market channels or are eligible to be pledged to the Federal Home Loan Bank, the Federal Reserve Discount Window, or the Standing Repo Facility. (4) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure. (5) This ratio excludes intercompany and secured deposits. (6) Non-GAAP; see Appendix for reconciliation.

REGIONS | 10

CET1 Under Basel III Endgame (B3E)

GENERATING Consistent Sustainable Long-term Performance

B3E Update

- B3E has yet to be finalized but expect AOCI to be included in Regulatory Capital
- CET1 inclusive of AOCI was stable linked-quarter given AOCI improvement from spread tightening, as well as solid capital accretion through earnings
  - CET1 adjusted to include AOCI at 12/31 was unchanged at an estimated 9.6%[2]
  - ***In the near term, expect to manage CET1 inclusive of AOCI around the mid-point of our 9.25 – 9.75% Operating Range; Creates meaningful flexibility***[3]

Volatility Management

- To date, have taken meaningful action to reduce capital volatility from AOCI
  - $5.7B Pay Fixed Fair Value swaps vs AFS securities (mostly offset with Receive Fixed Cash Flow swaps vs loans to maintain desired sensitivity)
  - 17% of Securities Portfolio classified as Held-To-Maturity
- Over time, additional actions may include
  - Held-to-Maturity
  - Derivative Hedging
  - Asset Selection

Common Equity Tier 1



10.8%
10.8%
10.9%
10.8%
Operating Range | 9.25% - 9.75%
9.1%
9.3%
9.6%
9.6%
1Q25
2Q25
3Q25
4Q25
Reported CET1 Ratio(1)
Adjusted CET1 Inclusive of AOCI
Operating Range(2)

(1) Current quarter ratio is estimated. (2) Non-GAAP; see appendix for reconciliation. (3) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure

REGIONS | 11

2026 Expectations

GENERATING Consistent Sustainable Long-term Performance

FY 2026 Expectations	
Net Interest Income (vs. 2025 of $4,991)	up 2.5 – 4%[3]
Adjusted Non-Interest Income (vs. adjusted 2025 total of $2,585)[1]	up 3 – 5%[2]
Adjusted Non-Interest Expense (vs. adjusted 2025 total of $4,331)[1]	up 1.5 – 3.5%[2] (Inclusive of investments)
Average Loans (vs. 2025 of $96,124)	up low single digits
Average Deposits (vs. 2025 of $129,146)	up low single digits
Net Charge-Offs / Average Loans	40 – 50 bps
Effective Tax Rate	20.5 – 21.5%

Expectations for 1Q26 & FY26[3]

- 1Q26 NII to decline 1 – 2% vs 4Q25
- 1Q26 NIM in the ~3.70% increasing thereafter
- Expect Capital Markets quarterly revenue range of $90 – $105M, with 1Q26 expected toward the lower end of the range and improvement through the year
- Expect to generate FY positive operating leverage in 2026
- In the near term, expect to manage CET1 (inclusive of AOCI), around the mid-point of our 9.25 – 9.75% operating range[2]

(1) Non-GAAP, see appendix for reconciliation of historical amounts. (2) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure. (3) Current expectations assume recent market rate levels including an ~4.10% 10-year Treasury yield and between zero and three additional 25 basis point Fed Funds cuts this year.

REGIONS | 12

Internal Use Appendix

Fourth Quarter 2025 Highlights

GENERATING
Consistent Sustainable
Long-term Performance

Summary of Fourth Quarter Results

($ amounts in millions, except per share data)		4Q25	QoQ Change	YoY Change
Net interest income	$	**1,281**	1.9%	4.1%
Provision for (benefit from) credit losses		**115**	9.5%	(4.2)%
Non-interest income		**640**	(2.9)%	9.4%
Non-interest expense		**1,098**	(0.5)%	5.8%
Income before income taxes		**708**	—%	7.8%
Income tax expense		**174**	25.2%	41.5%
Net income		**534**	(6.2)%	—%
Preferred dividends		**20**	(4.8)%	(23.1)%
Net income available to common shareholders	$	**514**	(6.2)%	1.2%
Adjusted net income available to common shareholders (non-GAAP)(1)	$	**504**	(10.2)%	(6.3)%
Diluted EPS	$	**0.58**	(4.9)%	3.6%
Adjusted diluted EPS (non-GAAP)(1)	$	**0.57**	(9.5)%	(3.4)%

Selected Items Impact(2)

(amounts in millions, except per share data)		4Q25
Pre-tax additional selected items:		
Salary and employee benefits—severance charges	$	7
Visa Class B litigation escrow funding		5
Non-qualified benefit plan settlement charge		2
Total pre-tax impact of selected items	$	14
After-tax additional selected items:		
Increase in sate income tax reserves and prior year adjustment	$	26
Diluted EPS impact(3)	**$**	**(0.04)**

(1) Non-GAAP; see appendix for reconciliation. (2) Items impacting results or trends during the quarter, but are not considered non-GAAP adjustments. (3) Based on income taxes at an approximate 25% incremental rate.

REGIONS | 14

Growth in Digital

GENERATING **Consistent Sustainable Long-term Performance**

Digital Usage

Mobile Banking Active Users *(Millions)*[1]



+4%
2.56
2.62
2.68
4Q23
4Q24
4Q25

Mobile Banking Log-Ins *(Millions)*



+15%
181
188
208
4Q23
4Q24
4Q25

Customer Transactions[2][3]



Non-Digital
Digital
26%
74%
24%
76%
21%
79%
4Q23
4Q24
4Q25

Transactions

Consumer Checking Account Acquisitions by Channel[4]



Digital
Branch
Contact Center
2%
75%
23%
2%
77%
21%
1%
70%
29%
4Q23
4Q24
4Q25

Zelle Transactions *(Millions)*



+44%
4.24
5.13
6.16
4Q23
4Q24
4Q25

Deposit Transactions by Channel



Mobile
ATM
Branch
45%
31%
24%
44%
31%
25%
43%
33%
24%
4Q23
4Q24
4Q25

Customer Satisfaction

Mobile App



Regions Mobile
Get
Ratings & Reviews
4.9
out of 5
Tap to Rate

Average 4.9 out of 5 rating from iOS app store users

New Native Mobile App launched. Early customer feedback is strong, and usage of key functionality like Zelle and chat at all time highs.

Online Banking[5]

#1 in Customer Satisfaction for Regional Bank Online Experiences for five of the past six years



J.D. POWER

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Additional security controls in digital channels placed in 4Q23. Active efforts to drive quality digital acquisitions are in-progress resulting in performance improvement 2025 vs 2024. (5) Regions Bank received the highest score among regional banks ($65B to $250B in deposits) in the J.D. Power 2020-2022, and 2024-2025 U.S. Online Banking Satisfaction Studies which measures customer satisfaction with financial institutions' online experience for banking account management. Visit jdpower.com/awards for more details.

REGIONS | 15

Investments in Our Businesses

Investments in talent, technology and strategic acquisitions continue to pay off

GENERATING **Consistent Sustainable Long-term Performance**

Corporate

- **Record Treasury Management revenue up 6.2% vs. 2024** driven by investments in talent and innovation, launching award-winning Embedded ERP Finance and advanced receivables platforms, and expanding healthcare payments and merchant services through strategic partnerships
- **Executing ahead of plan on Emerging Commercial banker hiring, completing 69% of initiative roles** while advancing Small Business growth with **combined year-over-year gains in SBA and Ascentium small-dollar lending of 5%**
- Deep client relationships continue to drive liquidity strength with **total client liquidity increasing 8.1% vs. 2024**
- AI-driven platforms powering banker enablement, TM implementation, and client onboarding, **driving 35% of new business opportunities and expected to boost productivity by 20%**
- **2nd highest revenue year in Capital Markets**, with 10% growth in Left Lead relationships contributing to a 20% increase in syndication revenue

Consumer

- **3rd highest revenue year in history** including highest debit card interchange revenue since the implementation of Reg II
- Maintained competitive headline deposit rates **driving balance growth** while preserving our **industry leading deposit cost advantage**
- Launched **direct deposit switcher** providing a seamless, paperless, secure, real-time option for direct deposit enrollment
- **Digital channel YTD checking growth of 15%** from digital funnel improvements
- **Mobile App** users increased 2% YoY; New Mobile App launch complete. Early customer feedback is strong, and usage of key functionality like Zelle and chat at all time highs
- Launched a new partnership with a **global leader in merchant services processing** to bring customers access to top-tier payments and business management solutions
- **Reskilled ~600 bankers to align talent depth with opportunity**; Early results point to a 33% improvement in productivity

Wealth

- **Record year for NIR**, up 10% YoY, with **four consecutive** increasing quarters; 4Q25 up 2.6% QoQ
- 4Q25 average Loan balances **up 4.9%** QoQ
- 4Q25 average Deposits balances **up 7.5%** QoQ
- **Driving Innovation Through AI** within Wealth Management: In 2025, we strengthened our AI strategy by creating a structured process to **identify and evaluate** new use cases, which included the onboarding of two vendors
- **Simplified** Wealth Management Cash Transactions by **positioning Regions as the primary** incoming cash agent on our Wealth platform
- **Awarded 2025 Best Place to Work** by *Pension & Investments*, **fifth consecutive** year to be recognized in the category for Regions Investment Management
- Inaugural Voice of the Client survey established and fielded for Highland Associates, resulting in **100% of consultants receiving 5/5** ratings

REGIONS | 16

Hedging Strategy Update

Mostly "neutral" rate risk position protects margin & decreases capital volatility

GENERATING Consistent Sustainable Long-term Performance

Asset Hedge Notional



Receive-Fixed, Cash Flow Swaps - Loans
Pay-Fixed, Fair Value Swaps - AFS Securities
Net Asset Swap Position(2)
Cash Flow Collars - Loans(3)
(Quarterly Avg)



(Annual Avg)

as of 12/31/2025	4Q25	1Q26	2Q26	3Q26	2026	2027	2028	2029	2030	2031	2032
Receive-Fixed, Cash Flow Swaps - Loans	$22.2B	$23.3B	$24.9B	$25.2B	$24.6B	$24.4B	$22.4B	$17.4B	$16.8B	$9.4B	$3.9B
Pay-Fixed, Fair Value Swaps - AFS Securities	$4.3B	$4.3B	$4.4B	$4.4B	$4.4B	$4.4B	$4.1B	$4.0B	$4.6B	$4.7B	$2.9B
Net Asset Swap Position[2]	**$17.9B**	**$19.0B**	**$20.5B**	**$20.8B**	**$20.2B**	**$20.0B**	**$18.3B**	**$13.4B**	**$12.2B**	**$4.7B**	**$1.0B**
Cash Flow Swap Receive Rate[1]		3.06%	3.08%	3.15%	3.11%	3.21%	3.38%	3.54%	3.54%	3.59%	3.65%
AFS Fair Value Swap Pay Rate[1]		3.60%	3.60%	3.59%	3.60%	3.59%	3.59%	3.61%	3.65%	3.65%	3.72%
Cash Flow Collars - Loans[3]	$2.0B	$2.0B	$2.0B	$2.0B	$2.0B	$2.0B	$1.0B	$0.0B	$0.0B	$0.0B	$0.0B

4Q25 Asset Hedging Activity

***Cash Flow Hedging** - Focused on decreasing NIM volatility*

- Added $3.5B in forward-starting received-fixed swaps (3.4%) with 2026 avg start date and avg maturity in 2031[4] to partially hedge 2026 expected fixed asset turnover

***Fair Value Hedging** - Focused on decreasing AOCI volatility in the AFS portfolio*

- Added $0.6B in 2030 avg starting pay-fixed swaps (3.9%) with avg maturity in 2035 to shorten duration on reinvestment securities

(1) Floating rate leg of swaps vs overnight SOFR. (2) Net Asset Swap Position equals Receive-Fixed Cash Flow Swaps - Loans *minus* Pay-Fixed Fair Value Swaps - AFS Securities. (3) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (4) $1.5B February 2026 start, $1.5B May 2026 start, and $0.5B August 2026 start.

REGIONS | 17

18 • Pre-invested ~$250mm of expected Q1 2026 paydowns • Reinvestment of paydowns/maturities accretive to portfolio yield by ~1.1% (excludes pre-investment) • Portfolio constructed to protect against changes in market rates ◦ Duration of ~3.9 years (AFS ~3.5 years) as of 12/31/2025; provides offset to long-duration deposit book ◦ 26% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs) ◦ MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations • 99% US Government or Agency guaranteed ◦ ~$415M high quality, investment grade corporate bond portfolio is short-dated (<2.0 year duration) and well diversified across sectors and issuers ◦ The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties • 83% classified as Available-for-Sale; 17% Held-to-Maturity Agency/UST 9% Agency MBS 71% Agency CMBS 19% Corp Bonds 1% Securities Portfolio Provides downside rate protection/liquidity Securities Portfolio Composition(1) $33.2B Securities AOCI Burn Down and Impact to CET1(2) AO CI L os s ( $M ) Cum ulative CET1 Im pact 427 351 274 646 556 466 $1,074 $907 $740 —% 0.13% 0.27% AFS HTM CET1 Impact 12/31/2025 YE 2026 YE 2027 $— $250 $500 $750 $1,000 $1,250 4Q25 Activity AFS, 83% HTM, 17% (1) Includes AFS securities, the $573M unrealized AFS loss, and HTM securities as of 12/31/2025. (2) Estimated Tax-Adjusted AOCI, current portfolio, market forward interest rates, and Risk Weighted Assets as of 12/31/2025 $33.2B

Continuous Improvement in Risk Management

Our commitment to strengthening credit risk disciplines and intentional portfolio shaping over the past decade-plus leaves us well positioned for sound, profitable growth

GENERATING **Consistent Sustainable Long-term Performance**

Strong Origination Disciplines Aligned with Comprehensive Risk Framework

- ☑ Enhanced risk framework through expanded controls, policies and procedures
- ☑ Invested in data, analytics and market benchmarks to provide early-warning indicators and dynamic industry outlooks
- ☑ Centralized credit products underwriting, servicing, and exposure management within specialized lending units and enhanced approval structure for higher-risk portfolios
- ☑ Advanced risk rating methodologies and stress testing capabilities
- ☑ Modified incentive plans and pricing frameworks to better promote risk-reward alignment

Active Portfolio Management and Non-Core Business Exits

- ☑ Derisked Commercial Real Estate Portfolio diversifying into less cyclical sectors
- ☑ Focused growth in higher quality relationships and segments including investment grade utilities, REITs, asset securitizations, and subscription lines, as well as Consumer Home Improvement Financing
- ☑ Actively reduced percent of portfolio comprised of leveraged loans and other higher risk segments
- ☑ Exited, reduced, or realigned portfolios (Oil Field Services, SoFi, GreenSky, Indirect Auto lending)
- ☑ Exited non-core businesses including Regions Insurance and Morgan Keegan
- ☑ Enhanced interest rate risk management through proactive hedging strategies

Case Studies in Regions' Portfolio De-Risking



Construction and Land
2010
22%
2020
16%
2025
13%
% of Real Estate Loans
Investment Grade Equivalents
2010
20%
2020
29%
2025
39%
% of Business Loans
Oilfield Services
2010
36%
2020
17%
2025
16%
% of Energy Loans

REGIONS | 19

20 0.73% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.59% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 4Q254Q221Q20 4Q22 4Q25 • The increase in net charge-offs was due primarily to the previously identified portfolios of interest Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13

21 0.70% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 0.53% —% 0.50% 1.00% Consumer Net Charge-Offs(2) Commercial Net Charge-Offs(1) 1Q20 4Q25 4Q22 1Q20 4Q22 4Q25 (1) Includes C&I, CRE - OO and IRE. (2) The spike in Consumer net charge-offs in late 2013 was associated with the move of ~$700M primarily accruing troubled debt restructured residential first mortgage loans to held for sale resulting in ~$150M of charge-offs. The spikes in 3Q22 and 4Q23 were associated with the fair value marks taken on the sales of ~$1.2B and ~$300M consumer unsecured loan portfolios resulting in $63M and $35M of incremental charge-offs, respectively. Average Pre-Pandemic 0.27% Average Pandemic 0.25% Average Pre-Pandemic 0.78% Average Pandemic 0.53% 1Q13 1Q13 Historical Credit Profile

Commercial Real Estate

(Outstanding balances as of December 31, 2025)

GENERATING **Consistent Sustainable Long-term Performance**

Highly Diversified Portfolio

(IRE including Unsecured CRE)



Res. Homebuilders 6.8%
Other 4.3%
Hotel 4.7%
Healthcare 8.0%
Residential Land 0.4%
Retail 7.5%
Office 6.4%
Data Center 3.2%
Diversified 11.8%
Industrial 14.9%
Commercial Land 0.3%
Self Storage 2.0%
Apartments 29.7%
$15.8B

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 59% of REIT outstanding balances are investment grade, which provides loss insulation to the overall portfolio
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Total IRE (incl unsec. CRE) to Risk Based Capital[(2)]: 105% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 16% are well below supervisory limits (300%/100%)

Yearly Loan Maturities



$3,000
$2,000
$1,000
$—
1%
32%
32%
22%
8%
4%
1%
Matured
2026
2027
2028
2029
2030
>5years
Multi-Family
Office
Other Real Estate
Total Real Estate

REITs within Total:



Office 1%
Data Center 10%
Diversified 16%
Apartments 6%
Hotel 12%
Industrial 27%
Other 5%
Self Storage 5%
Retail 18%
$5.0B

		$ in billions	% of Total Loans
Unsecured CRE *(incl. REITs)*	$	6.7	7.0 %
IRE		9.1	9.5 %
Total[(1)]	**$**	**15.8**	**16.5 %**

(1) Excludes $5.1B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 09/30/2025 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS | 22

CRE- Office Portfolio

(Outstanding balances as of December 31, 2025)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances	$1,020
% of Total Loans	1.1%
NPL	$117
NPL / Loans	11.4%
Charge-offs	$54
Charge-offs / Loans	4.3%
ACL	$50
ACL / Loans	4.9%

Investor Real Estate Office Portfolio Overview



19%
81%
Class A
Class B



49%
51%
Multi-Tenant
Single Tenant



21%
79%
Suburban
Urban

ACL Rates		
Single Tenant	Multi Tenant	Miscellaneous[4]
4.1%	7.6%	1.4%

Ongoing Portfolio Surveillance

- Business Offices secured = 95% / unsecured = 5%
- IRE WA LTV 65% (based on appraisal at origination or most recent received); Stressed IRE WA LTV 85% using GreenStreet[2]
- 64% of secured outstanding IRE balances are located in the South of which 81% is Class A
- Investment Grade tenants make up 77% of Single Tenant IRE balances
- $598M or approximately 59% of total Office balances will mature in the next 12 months[3]
- While the Office segment remains stressed; well located, highly amenitized properties are observing improvements to property fundamentals

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 12/31/2025 results except for charge-offs, which reflects results for the 12 months ended December 31, 2025, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. (2) Stressed LTV based on GreenStreet's Commercial Property Price Index as of January 7, 2026; applied the "Recent Peak" discount to properties where the latest appraisal is >1 year (35% discount); applied the "Past 12 Months" discount to properties where an appraisal occurred within the last year (0% discount). (3) Includes matured balances. (4) Comprised of REITs and business banking borrowers.

REGIONS | 23

24 Transportation - Trucking (Outstanding balances as of December 31, 2025) (1) $ in Millions. Metrics represent 12/31/2025 results except for charge-offs, which reflects results for the 12 months ended December 31, 2025, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. Metrics are inclusive of the Ascentium portfolio. Key Portfolio Metrics(1) Balances $1,200 % of Total Loans 1.3% NPL $78 NPL / Loans 6.5% Charge-offs $91 Charge-offs / Loans 6.8% ACL $102 ACL / Loans 8.5% • While the economic backdrop generally favors the trucking sector, trade uncertainty is still muting demand as manufacturers and shippers take a wait and see approach • Trucking conditions have improved modestly evidenced in seasonally stronger freight rates and capacity utilization in 4Q 2025; however, the improvement in freight rate and load growth is still expected to be low unless the market experiences a significant demand catalyst • North American Class 8 truck orders jumped to their highest level in more than three years in December 2025, however industry experts believe this was reflective of pent-up demand following tariff uncertainty coupled with clarity on new emissions rules, rather than a signal of true demand inflection • While there is cautious optimism headed into 2026 as excess capacity continues to decrease, the industry will continue to be pressured by higher costs • New originations in the sector have been curtailed and those that are being considered are either secured or targeted towards larger companies Ongoing Portfolio Surveillance

25 Consumer Lending Portfolio • Avg. origination FICO 757 • Current LTV 53% • 99% owner occupied • 4Q25 QTD NCO —% • Avg. origination FICO 761 • Current LTV 38% • 57% of portfolio is 1st lien • Avg. loan size $35,724 • $163M to convert to amortizing or balloon during 2026 • 4Q25 QTD NCO (0.06%) • Avg. origination FICO 781 • Avg. new loan $13,911 • 4Q25 Yield 7.84% • 4Q25 QTD NCO 1.76% • • Avg. origination FICO 774 • Avg. new line $9,604 • 4Q25 Yield 14.06% • 4Q25 QTD NCO 4.08% 5% 6% 5% 5% 10% 6% 7% 14% 9% 81% 67% 78% 2% 3% 2% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 12/31/2025. Consumer R/E secured balances comprise 78% of the Consumer portfolio while Consumer non-R/E balances comprise 22% of the Consumer portfolio. (2) Regions' Home Improvement Financing was formerly known as EnerBank. Residential Mortgage Consumer Credit Card Home Equity Home Improvement Financing(2)

26 QoQ Highlights • 4Q allowance decreased $27M compared to the prior quarter, resulting in a $115M provision expense and a slight reduction in the ACL % from 1.78% to 1.76% • The change in ACL resulted from: ◦ Economic/Qualitative net increase driven primarily by an increase in qualitative adjustments ◦ Portfolio net decrease driven primarily by improvement in overall credit quality ◦ Decreases in Specific Reserve borrowers driven by charge-offs $1,713 $10 $(21) $(16) $1,686 Allowance for Credit Losses 12/31/2025 ($ in millions) 09/30/2025 Portfolio Changes Specific Reserve Changes Economic/ Qualitative Changes

27 Pre-R&S period 4Q2025 1Q2026 2Q2026 3Q2026 4Q2026 1Q2027 2Q2027 3Q2027 4Q2027 Real GDP, annualized % change 0.3% 2.9% 2.0% 2.2% 2.0% 2.1% 1.9% 2.1% 2.0 % Unemployment rate 4.5% 4.5% 4.5% 4.4% 4.4% 4.3% 4.3% 4.2% 4.2 % HPI, year-over-year % change 0.5% (0.1) % (0.3) % (0.6) % (0.2) % 0.8% 1.7% 2.4% 2.7 % CPI, year-over-year % change 3.2% 3.0% 3.3% 3.1% 2.7% 2.6% 2.5% 2.5% 2.4 % Base R&S Economic Outlook (As of December 2025) • A single, base economic forecast represents Regions’ internal outlook for the economy as of 4Q25 over the reasonable & supportable forecast period • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments • Final qualitative adjustments included consideration of the allowance's sensitivity to economic uncertainties that reflected a 15-20% increase in the unemployment rate

28 As of 12/31/2025 Day 1 Ratios (in millions) Loan Balance ACL ACL/Loans Actual Proforma C&I $46,046 $596 1.30 % CRE-OO mortgage 4,845 101 2.09 % CRE-OO construction 263 6 2.29 % Total commercial $51,154 $703 1.38% 1.33% 1.32 % IRE mortgage 7,172 107 1.49 % IRE construction 1,934 28 1.44 % Total IRE $9,106 $135 1.48% 1.06% 1.06 % Residential first mortgage 19,765 112 0.57 % Home equity lines 3,232 100 3.09 % Home equity loans 2,324 30 1.27 % Consumer credit card 1,519 129 8.50 % Other consumer 885 89 10.10 % Total consumer $27,725 $460 1.66% 1.73% 1.47 % Sold/Acquired Portfolios(1) $7,652 $388 5.06% 5.92% 5.06 % Total $95,637 $1,686 1.76% 1.71% 1.64 % Allowance Allocation Regions "Day 1" CECL ACL ratio on 1/1/2020 was 1.71%. The company has executed a number of de-risking strategies that have improved the overall loan portfolio. Taking the 4Q25 loan portfolio and applying the "Day 1" ACL rates would produce a proforma Day 1 ACL ratio of 1.64%. (1) Sold portfolios since Day 1 CECL include SoFi, GreenSky and Auto. Acquired portfolios include Ascentium and EnerBank.

29 Management uses pre-tax pre-provision income (non-GAAP), adjusted pre-tax pre-provision income (non-GAAP), the adjusted efficiency ratio (non-GAAP), the adjusted fee income ratio (non-GAAP), return on average tangible common shareholders' equity (non-GAAP), adjusted return on average tangible common shareholders' equity (non-GAAP), common equity Tier 1 ratio (inclusive of AOCI) (non-GAAP), as well as adjusted net income available to common shareholders (non-GAAP) and adjusted diluted EPS (non-GAAP) to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted diluted EPS (non-GAAP). Return on average tangible common shareholders' equity (non-GAAP) is calculated by dividing net income available to common shareholders (GAAP) by the average tangible common shareholders’ equity (non-GAAP). Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted return on average tangible common shareholders’ equity. Adjusted return on average tangible common shareholders' equity is calculated by dividing the adjusted net income available to common shareholders (non-GAAP) by the average tangible common shareholders’ equity (non-GAAP). common equity Tier 1 ratio (inclusive of AOCI) (non-GAAP) is calculated by dividing the adjusted common equity tier 1 (non-GAAP), which is arrived at by excluding the AOCI loss on securities and AOCI loss on defined benefit pension plans and other post employment benefits from common equity Tier 1, by the company’s total risk-weighted assets (GAAP). Regions believes that the exclusion of these adjustments provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the company and predicting future performance. These non- GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the company on the same basis as that applied by management. Tangible common book value per share is calculated by dividing tangible common shareholders' equity (non-GAAP) by tangible assets (non-GAAP). The numerator for tangible book value per share (non-GAAP), tangible common shareholders' equity (non-GAAP), is calculated by excluding intangible assets and the deferred tax liability related to intangible assets from common shareholders' equity (GAAP). The denominator for tangible book value per share (non-GAAP), tangible assets (non-GAAP), is calculated by excluding intangible assets and the deferred tax liability related to intangible assets from total assets (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity to tangible assets, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies and there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of non- GAAP financial measures presented herein. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Note on Forward-Looking Guidance The Company has also provided forward-looking guidance with respect to certain of the non-GAAP measures, which excludes from the corresponding GAAP financial measures the effect of certain adjustments. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of presenting the timing and amounts of various items within a reasonable range. Non-GAAP Information

30 As of and for Quarter Ended ($ amounts in millions, except per share data) 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 TANGIBLE COMMON RATIOS Shareholders’ equity (GAAP) A $ 19,043 $ 19,049 $ 18,666 $ 18,530 $ 17,879 Less: Preferred stock (GAAP) 1,369 1,369 1,369 1,715 1,715 Common shareholders' equity (GAAP) B 17,674 17,680 17,297 16,815 16,164 Less: Intangible assets (GAAP) 5,873 5,879 5,886 5,894 5,902 Deferred tax liability related to intangibles (GAAP) (138) (133) (130) (126) (126) Tangible common shareholders’ equity (non-GAAP) C $ 11,939 $ 11,934 $ 11,541 $ 11,047 $ 10,388 Total assets (GAAP) D $ 159,553 $ 159,940 $ 159,206 $ 159,846 $ 157,302 Less: Intangible assets (GAAP) 5,873 5,879 5,886 5,894 5,902 Deferred tax liability related to intangibles (GAAP) (138) (133) (130) (126) (126) Tangible assets (non-GAAP) E $ 153,818 $ 154,194 $ 153,450 $ 154,078 $ 151,526 Shares outstanding—end of quarter F 868 885 894 899 909 Total equity to total assets (GAAP) A/D 11.94% 11.91% 11.72% 11.59% 11.37 % Tangible common shareholders’ equity to tangible assets (non-GAAP) C/E 7.76% 7.74% 7.52% 7.17% 6.86 % Common book value per share (GAAP) B/F $ 20.36 $ 19.98 $ 19.35 $ 18.70 $ 17.77 Tangible common book value per share (non-GAAP) C/F $ 13.75 $ 13.49 $ 12.91 $ 12.29 $ 11.42 Non-GAAP Reconciliation Tangible Common Ratios

31 Non-GAAP Reconciliation Net Income Available to Common Shareholders, Adjusted Diluted EPS, and Return Ratios NM - Not Meaningful Quarter Ended Year Ended ($ amounts in millions) 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 4Q25 vs. 3Q25 4Q25 vs. 4Q24 12/31/2025 Net income available to common shareholders (GAAP) A $ 514 $ 548 $ 534 $ 465 $ 508 $ (34) (6.2) % $ 6 1.2% $ 2,061 Adjustments: Securities (gains) losses, net — 25 — 25 30 (25) (100.0) % (30) (100.0) % 50 FDIC insurance special assessment (14) (3) (1) 1 (2) (11) (366.7) % (12) NM (17) Salaries and employee benefits—severance charges — — 1 1 10 — NM (10) (100.0) % 2 Branch consolidation, property and equipment charges — (5) — — 1 5 100.0% (1) (100.0) % (5) Professional, legal and regulatory expenses — — — 2 — — NM — NM 2 Preferred stock redemption expense — — 4 — — — NM — NM 4 Total adjustments (14) 17 4 29 39 $ (31) (182.4) % $ (53) (135.9) % 36 Tax impact of adjusted items 4 (4) — (7) (9) 8 200.0% 13 144.4% (7) Adjusted net income available to common shareholders (non-GAAP) B $ 504 $ 561 $ 538 $ 487 $ 538 $ (57) (10.2) % $ (34) (6.3) % 2,090 Weighted-average diluted shares C 880 894 900 910 915 896 Diluted EPS (GAAP) A/C $ 0.58 $ 0.61 $ 0.59 $ 0.51 $ 0.56 $ (0.03) (4.9) % $ 0.02 3.6% $ 2.30 Adjusted diluted EPS (non-GAAP) B/C 0.57 0.63 0.60 0.54 0.59 $ (0.06) (9.5) % $ (0.02) (3.4) % $ 2.33 Average shareholders' equity (GAAP) 18,986 18,688 18,350 18,127 18,042 298 1.6% 944 5.2% $ 18,541 Less: Average preferred stock (GAAP) 1,369 1,369 1,513 1,715 1,715 — — % (346) (20.2) % 1,491 Average common shareholders' equity (GAAP) D 17,617 17,319 16,837 16,412 16,327 298 1.7% 1,290 7.9% $ 17,050 Less: Average intangible assets (GAAP) 5,876 5,883 5,891 5,899 5,907 (7) (0.1) % (31) (0.5) % 5,887 Average deferred tax liability related to intangibles (GAAP) (135) (131) (127) (126) (123) (4) (3.1) % (12) (9.8) % (130) Average tangible common shareholders' equity (non-GAAP) E $ 11,876 $ 11,567 $ 11,073 $ 10,639 $ 10,543 309 2.7% 1,333 12.6% 11,293 Return on average common shareholders' equity (GAAP) A/D 11.58% 12.56% 12.72% 11.49% 12.39% 12.09 % Return on average tangible common shareholders' equity (non-GAAP) A/E 17.17% 18.81% 19.34% 17.72% 19.19% 18.25 % Adjusted return on average tangible common shareholders' equity (non-GAAP) B/E 16.84% 19.24% 19.48% 18.58% 20.30% 18.51%

Non-GAAP Reconciliation

Pre-Tax Pre-Provision Income (PPI)

GENERATING **Consistent Sustainable Long-term Performance**

	Quarter Ended									Year Ended
($ amounts in millions)	**12/31/2025**	9/30/2025	6/30/2025	3/31/2025	12/31/2024	4Q25 vs. 3Q25		4Q25 vs. 4Q24		**12/31/2025**
Net income available to common shareholders (GAAP)	**$ 514**	$ 548	$ 534	$ 465	$ 508	$ (34)	(6.2)%	$ 6	1.2 %	**$ 2,061**
Preferred dividends and other (GAAP)	**20**	21	29	25	26	(1)	(4.8)%	(6)	(23.1)%	**95**
Income tax expense (GAAP)	**174**	139	143	131	123	35	25.2 %	51	41.5 %	**587**
Income before income taxes (GAAP)	**708**	708	706	621	657	—	— %	51	7.8 %	**2,743**
Provision for credit losses (GAAP)	**115**	105	126	124	120	10	9.5 %	(5)	(4.2)%	**470**
Pre-tax pre-provision income (non-GAAP)	**823**	813	832	745	777	10	1.2 %	46	5.9 %	**3,213**
Other adjustments:										
Securities (gains) losses, net	**—**	25	—	25	30	(25)	(100.0)%	(30)	(100.0)%	**50**
FDIC insurance special assessment	**(14)**	(3)	(1)	1	(2)	(11)	(366.7)%	(12)	NM	**(17)**
Salaries and employee benefits—severance charges	**—**	—	1	1	10	—	NM	(10)	(100.0)%	**2**
Branch consolidation, property and equipment charges	**—**	(5)	—	—	1	5	(100.0)%	(1)	(100.0)%	**(5)**
Professional, legal and regulatory expenses	**—**	—	—	2	—	—	NM	—	NM	**2**
Total other adjustments	**(14)**	17	—	29	39	(31)	(182.4)%	(53)	(135.9)%	**32**
Adjusted pre-tax pre-provision income (non-GAAP)	**$ 809**	$ 830	$ 832	$ 774	$ 816	$ (21)	(2.5)%	$ (7)	(0.9)%	**$ 3,245**

NM - Not Meaningful

REGIONS | 32

Non-GAAP Reconciliation

NII, Non-Interest Income/Expense, and Efficiency Ratio

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		Quarter Ended									Year Ended
		12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	4Q25 vs. 3Q25		4Q25 vs. 4Q24		**12/31/2025**
Non-interest expense (GAAP)	**A**	**$ 1,098**	$ 1,103	$ 1,073	$ 1,039	$ 1,038	$ (5)	(0.5)%	$ 60	5.8 %	**$ 4,313**
Adjustments:											
FDIC insurance special assessment		**14**	3	1	(1)	2	11	366.7 %	12	NM	**17**
Branch consolidation, property and equipment charges		**—**	5	—	—	(1)	(5)	(100.0)%	1	100.0 %	**5**
Salary and employee benefits—severance charges		**—**	—	(1)	(1)	(10)	—	NM	10	100.0 %	**(2)**
Professional, legal and regulatory expenses		**—**	—	—	(2)	—	—	NM	—	NM	**(2)**
Adjusted non-interest expense (non-GAAP)	**B**	**$ 1,112**	$ 1,111	$ 1,073	$ 1,035	$ 1,029	$ 1	0.1 %	$ 83	8.1 %	**$ 4,331**
Net interest income (GAAP)	**C**	**$ 1,281**	$ 1,257	$ 1,259	$ 1,194	$ 1,230	$ 24	1.9 %	$ 51	4.1 %	**$ 4,991**
Taxable-equivalent adjustment		**13**	12	12	12	13	1	8.3 %	—	— %	**49**
Net interest income, taxable-equivalent basis	**D**	**$ 1,294**	$ 1,269	$ 1,271	$ 1,206	$ 1,243	$ 25	2.0 %	$ 51	4.1 %	**$ 5,040**
Non-interest income (GAAP)	**E**	**640**	659	646	590	585	(19)	(2.9)%	55	9.4 %	**$ 2,535**
Adjustments:											
Securities (gains) losses, net		**—**	25	—	25	30	(25)	(100.0)%	(30)	(100.0)%	**50**
Adjusted non-interest income (non-GAAP)	**F**	**$ 640**	$ 684	$ 646	$ 615	$ 615	(44)	(6.4)%	$ 25	4.1 %	**$ 2,585**
Total revenue	**C+E=G**	**$ 1,921**	$ 1,916	$ 1,905	$ 1,784	$ 1,815	$ 5	0.3 %	$ 106	5.8 %	**$ 7,526**
Adjusted total revenue (non-GAAP)	**C+F=H**	**$ 1,921**	$ 1,941	$ 1,905	$ 1,809	$ 1,845	$ (20)	(1.0)%	$ 76	4.1 %	**$ 7,576**
Total revenue, taxable-equivalent basis	**D+E=I**	**$ 1,934**	$ 1,928	$ 1,917	$ 1,796	$ 1,828	$ 6	0.3 %	$ 106	5.8 %	**$ 7,575**
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	**D+F=J**	**$ 1,934**	$ 1,953	$ 1,917	$ 1,821	$ 1,858	$ (19)	(1.0)%	$ 76	4.1 %	**$ 7,625**
Efficiency ratio (GAAP)	**A/I**	**56.8 %**	57.2 %	56.0 %	57.9 %	56.8 %					**56.9 %**
Adjusted efficiency ratio (non-GAAP)	**B/J**	**57.5 %**	56.9 %	56.0 %	56.8 %	55.4 %					**56.8 %**
Fee income ratio (GAAP)	**E/I**	**33.1 %**	34.2 %	33.7 %	32.9 %	32.0 %					**33.5 %**
Adjusted fee income ratio (non-GAAP)	**F/J**	**33.1 %**	35.0 %	33.7 %	33.8 %	33.1 %					**33.9 %**

NM - Not Meaningful

REGIONS | 33

34 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,313 $ 4,242 $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC insurance special assessment 17 (16) (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (2) (3) (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges 5 (3) (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — — — (4) — — Early extinguishment of debt — — 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (2) (30) (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — — — (1) — — — — Other miscellaneous expenses — 37 — — — — — — — — Adjusted non-interest expense (non-GAAP) $ 4,331 $ 4,227 $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

35 Quarter Ended ($ amounts in millions) 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 CET1 RATIOS Common Equity Tier 1(1) A $ 13,486 $ 13,620 $ 13,533 $ 13,355 $ 13,434 Adjustments: AOCI gain (loss) on securities(2) (1,076) (1,241) (1,485) (1,645) (2,024) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (391) (396) (401) (406) (410) Common Equity Tier 1 (inclusive of AOCI)(non-GAAP) B $ 12,019 $ 11,983 $ 11,647 $ 11,304 $ 11,000 Total risk-weighted assets(1) C $ 125,311 $ 125,386 $ 125,755 $ 123,755 $ 124,440 Common Equity Tier 1 ratio(1)(3) A/C 10.8% 10.9% 10.8% 10.8% 10.8 % Common Equity Tier 1 ratio (inclusive of AOCI)(non-GAAP)(1)(3) B/C 9.6% 9.6% 9.3% 9.1% 8.8 % Non-GAAP Reconciliation CET1- inclusive of AOCI(4) (1) Common equity Tier 1 as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

36 Forward-Looking Statements This presentation and the accompanying earnings call may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition, the company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms, expressions, and graphics often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, including tariffs, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity. • Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • The effects of social media on market perceptions of us and banks generally. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, digital wallet providers, and digital currency issuers, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are. Forward-Looking Statements

37 • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • The development and use of AI presents risks and challenges that may adversely impact our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to achieve our expense management initiatives. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in control of the U.S. Congress and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. Forward-Looking Statements (continued)

38 • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III Rules), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2024 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)

Internal Use